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                                                                    EXHIBIT 10.2


                                LEGAL DESCRIPTION

                                 Hesser College
                                3 Sundial Avenue
                            Manchester, New Hampshire


         A certain condominium unit in Sundial Avenue Condominium Manchester, County of Hillsborough and State of New Hampshire, more particularly bounded and described as follows:

         South Wing Unit, Unit 1, Sundial Avenue Condominium, defined and identified in the Declaration of Condominium of Northern Manchester Trust, dated November 16, 1989 and recorded in the Hillsborough County Registry of Deeds, Volume 5153, Page 1028, and also shown on certain plans entitled: "Site Plan, Sundial Avenue Condominium, Sundial Avenue, Manchester, New Hampshire," prepared for Northern Manchester Trust, dated November 9, 1989 by Cuoco & Cormier, Inc., recorded in said Registry with floor plans as Plans #24017.